Exhibit 31.1

RULE 13a-14(a) CERTIFICATIONS

I, J. Thomas Wilson, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Magellan Petroleum Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ J. THOMAS WILSON
J. Thomas Wilson
President and Chief Executive Officer,

Dated: October 28, 2011